EXHIBIT 4.1

Form of Certificate evidencing common stock of the Company

SEE LEGENDS ON REVERSE

INCORPORATED UNDER THE LAWS OF DELAWARE

NUMBER

XXX

SHARES

XXXXX

RAYBOR MANAGEMENT INC.

Authorized Capital Stock
100,000,000 Common
$0.0001 par value per share

SPECIMEN

This Certifies that ______ NAME ______ is the registered holder of ______ Number of Shares ______ Shares

of the Common Stock of Raybor Management Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 20__

______
Alan R. Herson, Secretary

______
Jeffrey D. Hoyal, President and Chief Executive Officer